UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2005

CANANDAIGUA NATIONAL CORPORATION (Exact name of registrant as specified in its charter)

2-94863
(Commission File Number)

New York (State or other jurisdiction of incorporation or organization)	16-1234823 (IRS Employer Identification Number)

72 South Main Street Canandaigua, New York (Address of principal executive offices)	14424 (Zip code)

(585) 394-4260 (Registrant's telephone number, including area code) NOT APPLICABLE (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 27, 2005, the Board of Directors of Canandaigua National Corporation (the "Company") has amended Section 18 Restriction of Cash Settlement of the Canandaigua National Corporation Stock Option Plan. The amendment will be effective December 31, 2005. Such amendment shall apply to all unexercised stock options, whether vested or unvested. The amendment reads as follows:

18. RESTRICTION OF CASH SETTLEMENT

Notwithstanding any other provision of the Plan to the contrary, if any provision of the Plan permits a participant, at his or her election, to receive a cash settlement of options or other awards under the Plan, or requires the Company to pay a cash settlement of options or awards under the Plan, the Participants shall be entitled to receive the cash settlement, and the Company shall be obligated to pay the cash settlement, only if the Compensation Committee determines, in its sole and absolute discretion, to make such payment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANANDAIGUA NATIONAL CORPORATION
(Registrant)

December 28, 2005	/s/ Lawrence A. Heilbronner
Date	Lawrence A. Heilbronner
Senior Vice President and Chief Financial Officer